As filed with the Securities and Exchange Commission on April 10, 2003

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           THE PEOPLES HOLDING COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Mississippi                                 64-0676974
    ---------------------------------                 -------------------
      (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                 Identification No.)

             209 Troy Street
           Tupelo, Mississippi                            38802-0709
  ----------------------------------------                ----------
  (Address of principal executive offices)                (Zip code)

                        THE PEOPLES BANK & TRUST COMPANY
                                   401(k) PLAN
                        --------------------------------
                            (Full Title of the Plan)

                               E. Robinson McGraw
                      President and Chief Executive Officer
                           The Peoples Holding Company
                                 209 Troy Street
                            Tupelo, Mississippi 38802
                                 (662) 680-1001
   --------------------------------------------------------------------------
   (Name, address telephone number, including area code of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                        Proposed     Proposed
Title of each                            maximum      maximum          Amount
class of               Amount           offering     aggregate           of
securities to           to be           price per    offering       registration
be registered(1)    registered(1)(2)     share(3)      price(3)          fee
----------------    ----------------    ---------    ----------     ------------
Common Stock,
par value
$5.00 per share        100,000          $  43.85     $4,385,000     $   354.75

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) This Registration Statement shall also cover any additional shares of common stock which become issuable under the 401(k) Plan by reason of any stock dividend or stock split or as the result of other anti-dilution provisions in the plan, pursuant to Rule 416 of the Securities Act.

(3) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h) of the Securities Act and based upon the average of the high and low sales prices reported on the American Stock Exchange reporting system on April 4, 2003.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

* Item 1. Plan Information.

* Item 2. Registrant Information and Employee Plan Annual Information.

     * The  information  required by Part I of Form S-8 to be  contained  in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The  following   documents  filed  by  The  Peoples  Holding  Company  (the
"Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this registration statement by reference:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 10, 2003;

     (2) The Peoples Bank & Trust Company 401(k) Plan Annual Report on Form 11-K for the fiscal year ended December 31, 2001, filed with the Commission concurrently with this Registration Statement;

     (3) All other reports filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act filed with the Commission after December 31, 2002; and

     (4) The description of the Company's common stock, par value $5.00 per share (the "Common Stock") on Form 8-A, filed with the Commission on August 7, 1997, and including any other amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing by the Company of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Mississippi Business Corporation Act ("MBCA") contains provisions that directly affect the liability of officers and directors of Mississippi corporations to the corporations and stockholders whom they serve. Article 8, Subarticle E of the MBCA permits Mississippi corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Article 8, Subarticle C sets forth the standards of conduct required for directors and Article 8, Subarticle D sets forth the standards of conduct of officers of Mississippi corporations.

     Section 79-4-8.30 of the MBCA provides that directors of Mississippi corporations are required to discharge the duties of their positions in good faith, with the care that a person in a like position would reasonably believe appropriate under similar circumstances and in a manner reasonably believed to be in the best interests of the corporation. This section specifically provides that in considering the best interests of the corporation, the director must consider the interests of the corporation's shareholders. A director is allowed to rely in good faith on information provided to him by the corporation's officers or employees, legal counsel, public accountants, other experts and board committees on which he is not a member. Section 79-4-8.42 imposes the same standards of conduct on officers of Mississippi corporations, except there is no specific provision regarding the interests of the shareholders. Officers are allowed to rely in good faith on information provided to them by other officers, legal counsel, public accountants and other experts. If directors and officers perform their duties in compliance with these sections, they will not be liable for any action, or failure to take action, taken in the performance of their duties.

     Section 79-4-2.02(b)(5) permits the corporation to include mandatory indemnification of a director for liability in its articles of incorporation; provided however, that a corporation may provide indemnification or advance expenses to a director or an officer only as permitted by Subarticle E of the MBCA, Sections 79-4-8.50 - 79-4-8.59. Indemnification of officers and directors against reasonable expenses is mandatory under Sections 79-4-8.52 and 79-4-8.56 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification. A corporation may advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under the MBCA. In order to advance such costs, however, a determination must be made that indemnification of the director is permissible because he met the relevant standard of conduct. The determination shall be made in accordance with a court order, or the manner specified in Section 79-4-8.55 of the MBCA.

     Article IX of the Company's bylaws provides that any person, his heirs, executors, or administrators may be indemnified by the corporation for reasonable expenses incurred in connection with any action, suit or proceedings, civil or criminal, to which he was made a party by reason of service as a director, officer or employee of the corporation. No person shall be indemnified for gross negligence, willful misconduct, or criminal acts in the performance of his duties to the corporation. Indemnification or reimbursement as to any matter in an action or suit that has been the subject of a compromise settlement must first be approved by: a court of competent jurisdiction; the holders of a majority of the outstanding shares of the corporation; or a majority of the board of directors of the Company, excluding members who are parties to such suit or proceeding.

     Section 79-4-8.57 permits a Mississippi corporation to purchase and maintain insurance on behalf of its officers and directors, against liability asserted against or incurred by them in their capacities as officers or directors, whether or not the corporation would have the power to indemnify such officers or directors or advance funds for the same liability. Article IX of the Company's bylaws permits the Company to obtain such insurance.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

     4.1 The Peoples Bank & Trust Company 401(k) Plan, comprised of the following documents:

          a. Southeastern Employee Benefit Services, Inc. Basic Plan Document #01, December 2001; and

          b. Southeastern Employee Benefit Services, Inc. Nonstandardized 401(k) Plan Adoption Agreement.

     5    Opinion of Phelps Dunbar LLP

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Phelps Dunbar LLP (included in Exhibit 5)

     24.1 Powers of Attorney

     The Company will submit the Plan to the Internal Revenue Service for a determination that the plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended and the Company will make changes necessary, if any, required by the Internal Revenue Service for a favorable determination letter.

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by registrant pursuant to Section 13 or Section 15(d) of the
               Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

The Registrant.

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 10th day of April, 2003. THE PEOPLES HOLDING COMPANY

                                                 By:   /s/ E. Robinson McGraw
                                                       ------------------------
                                                       E. Robinson McGraw
                                                       President and
                                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

  Signature                           Title                         Date


/s/ E. Robinson McGraw    President and Chief Executive          April 10, 2003
----------------------         Officer and Director
E. Robinson McGraw        (Principal Executive Officer)

/s/ Stuart R. Johnson        Chief Financial Officer             April 10, 2003
----------------------      (Principal Financial and
Stuart R. Johnson              Accounting Officer)

   *                                Director                     April 10, 2003
----------------------
William M. Beasley

   *                                Director                     April 10, 2003
----------------------
George H. Booth, II

   *                                Director                     April 10, 2003
----------------------
Frank B. Brooks

   *                                Director                     April 10, 2003
----------------------
John M. Creekmore

   *                                Director                     April 10, 2003
----------------------
Marshall H. Dickerson

   *                                Director                     April 10, 2003
----------------------
Eugene B. Gifford, Jr.

   *                                Director                     April 10, 2003
----------------------
Richard L. Heyer, Jr.

   *                                Director                     April 10, 2003
----------------------
Robert C. Leake

   *                                Director                     April 10, 2003
----------------------
J. Niles McNeel

   *                                Director                     April 10, 2003
----------------------
C. Larry Michael

   *                                Director                     April 10, 2003
----------------------
Theodore S. Moll

   *                                Director                     April 10, 2003
----------------------
John W. Smith

   *                                Director                     April 10, 2003
----------------------
H. Joe Trulove

   *                                Director                     April 10, 2003
----------------------
J. Heywood Washburn

   *                                Director                     April 10, 2003
----------------------
Robert H. Weaver

   *                                Director                     April 10, 2003
----------------------
J. Larry Young


* By: /s/ Stuart R. Johnson
---------------------------
     Stuart R. Johnson
      Attorney-in-Fact

The Plan.

     Pursuant to the requirements of the Securities Act, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 10th day of April, 2003.

                                                THE PEOPLES BANK & TRUST COMPANY
                                                401(k) PLAN

                                                By:   /s/ Hollis Ray Smith
                                                      -------------------------
                                                      Hollis Ray Smith
                                                      Senior Vice President and
                                                      Human Resources Director


                                 EXHIBIT INDEX

 Exhibit
 Number                       Document Description
 -------                      --------------------
   4.1 The Peoples Bank & Trust Company 401(k) Plan, comprised of the following documents:

          a. Southeastern Employee Benefit Services, Inc. Basic Plan Document #001, December 2001; and

          b. Southeastern Employee Benefit Services, Inc. Nonstandardized 401(k) Plan.

   5      Opinion of Phelps Dunbar LLP

  23.1    Consent of Ernst & Young LLP

  23.2    Consent of Phelps Dunbar LLP (included in Exhibit 5)

  24.1    Powers of Attorney